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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
 June 15, 2001

POPE & TALBOT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-7852 (Commission File Number)	94-0777139 (IRS Employer Identification No.)
1500 S.W. First Avenue Portland, Oregon (Address of principal executive offices)		97201 (Zip Code)

(503) 228-9161
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

    On June 15, 2001, pursuant to the Purchase and Sale Agreement among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations Limited ("Norske Skog"), Pope & Talbot, Inc. (the "Company"), Pope & Talbot Ltd. ("P&T Ltd."), and Norske Skog Canada Mackenzie Pulp Limited ("NSCMPL") dated March 29, 2001, as amended by the Amending Agreement dated June 14, 2001, P&T Ltd., a wholly-owned Canadian subsidiary of the Company, completed the acquisition of all of the outstanding common shares of NSCMPL from Norske Skog. NSCMPL owns and operates a pulp mill in Mackenzie, British Columbia, Canada with an annual production capacity of 230,000 metric tons of pulp. The purchase price was Canadian $122.7 million or approximately US $81 million in cash and 1,750,000 shares of Company common stock. The purchase price includes Canadian $16.2 million in cash which P&T Ltd. has caused NSCMPL to loan to Norske Skog. This non-recourse loan is secured by the outstanding Series A Preference Shares of NSCMPL and will be repaid on or after September 2, 2001 by delivery of such Series A Preference Shares, thus permitting Norske Skog to keep the cash loan proceeds.

    The cash payable in the acquisition is being funded with borrowings under P&T Ltd.'s credit facilities with The Toronto Dominion Bank, Bank of Montreal and The Bank of Nova Scotia. The amount of consideration payable in connection with the transaction was determined in arms-length negotiations between the Company and Norske Skog and, as negotiated, represented approximately US $450 per metric ton of annual production capacity. The Company intends to continue to use the acquired assets in the operation of the MacKenzie pulp mill.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)
Financial Statements of Business Acquired

    Audited Balance Sheet of the acquired business as of December 31, 2000, and related audited Statements of Operations, Retained Earnings/Divisional Equity and Cash Flows of the acquired business for the year ended December 31, 2000.

    Unaudited Balance Sheet of the acquired business as of March 31, 2001, and related unaudited Statements of Operations and Cash Flows of the acquired business for the three months ended March 31, 2001 and 2000.

    The foregoing financial statements are not included in this Form 8-K and will be filed by amendment to this Form 8-K no later than August 29, 2001.

(b)
Pro Forma Financial Information

    Pro forma Balance Sheet as of March 31, 2001 and pro forma Statements of Income for the three months ended March 31, 2001 and the year ended December 31, 2000.

    The foregoing pro forma financial information is not included in this Form 8-K and will be filed by amendment to this Form 8-K no later than August 29, 2001.

(c)
Exhibits

2.1
Purchase and Sale Agreement dated March 29, 2001 among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations Limited, Pope & Talbot Ltd., Pope & Talbot, Inc., and Norske Skog Canada Mackenzie Pulp Limited. (Incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.)

2.2
Amending Agreement dated June 14, 2001 to the Purchase and Sale Agreement dated March 29, 2001 among Norske Skog Canada Limited, Norske Skog Canada Pulp Operations

    Limited, Pope & Talbot Ltd., Pope & Talbot, Inc. and Norske Skog Canada Mackenzie Pulp Limited.

      The following schedule to the Amending Agreement has been omitted and will be provided to the Securities and Exchange Commission upon request:

Schedule	Subject
B (Section 3 only)	Pension and Benefits Separation Issues: Health and Welfare Plan and Trust

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 26, 2001.

POPE & TALBOT, INC. Registrant
By	/s/ MARIA M. POPE
	Name:	Maria M. Pope
	Title:	Vice President and Chief Financial Officer

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SIGNATURE